Exhibit 21.1 List of Subsidiaries

Name of Company	Place of Incorporation	Equity Interest %	Registered Capital

GAS Investment China Co., Ltd.	The British Virgin Islands	100	USD 10,000,000

Sino Gas Construction Limited	The British Virgin Islands	100	USD 50,000

Sino Gas Investment Development Limited	The British Virgin Islands	100	USD 50,000

Beijing Zhong Ran Wei Ye Gas Co., Ltd (“Beijing Gas”)	PRC	100	RMB 112,000,000

Peixian Weiye Gas Co., Ltd	PRC	90	RMB 5,000,000

Sihong Weiye Gas Co., Ltd	PRC	95	RMB 10,000,000

Wuhe Weiye Gas Co., Ltd	PRC	100	RMB 3,000,000

Changli Weiye Gas Co., Ltd	PRC	100	RMB 3,000,000

Yutian Zhongran Weiye Gas Co., Ltd	PRC	90	RMB 3,000,000

Weixian Jinli Gas Co., Ltd	PRC	100	RMB 9,500,000

Zhangjiakou City Xiahuayuan Jinli Gas Co., Ltd.	PRC	100	RMB 2,000,000

Wuqiao Gas Co., Ltd	PRC	95	RMB 2,000,000

Jinzhou Weiye Gas Co., Ltd	PRC	95	RMB 5,000,000

Shenzhou Weiye Gas Co., Ltd	PRC	95	RMB 3,000,000

Ningjin Weiye Gas Co., Ltd	PRC	95	RMB 3,000,000

Linzhang Weiye Gas Co., Ltd	PRC	85	RMB 1,000,000

Hengshui Weiye Gas Co., Ltd	PRC	100	RMB 3,000,000

Longyao Zhongran Weiye Gas Co., Ltd	PRC	95	RMB 3,000,000

Xingtang Weiye Gas Co., Ltd	PRC	95	RMB 3,000,000

Gucheng Weiye Gas Co., Ltd	PRC	100	RMB 3,000,000

Langfang Development Region Weiye Dangerous Goods Transportation Co., Ltd	PRC	95	RMB 1,000,000

Beijing Chenguang Gas Ltd.	PRC	100	RMB 20,000,000

Xinji Zhongchen Gas Co., Ltd	PRC	100	RMB 3,000,000

Tianjin Chenguang Gas Co., Ltd	PRC	100	RMB 5,000,000

Luquan Chenguang Gas Co., Ltd	PRC	100	RMB 2,000,000

Cheng’an Chenguang Gas Co., Ltd	PRC	100	RMB 1,500,000

Nangong Weiye Gas Co., Ltd	PRC	100	RMB 3,000,000

Sishui Weiye Gas Co., Ltd	PRC	95	RMB 3,000,000

Guannan Weiye Gas Co., Ltd	PRC	100	RMB 9,510,000

Sixian Weiye Gas Co., Ltd	PRC	100	RMB 3,000,000

Baishan Weiye Gas Co., Ltd	PRC	100	RMB 15,000,000